Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2022 RESULTS

ROUND ROCK, TX – May 16, 2022 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its first quarter ended March 31, 2022.

First Quarter Highlights (Unaudited):

●

First quarter 2022 revenue of $5.2 million compared with $5.2 million in the first quarter of 2021. Reseller revenues were $1.7 million in the first quarter of 2022 compared with $2.2 million in the first quarter of 2021.

●	Gross margin of 32% in the first quarter of 2022 compared with 25% in the first quarter of 2021.
●	Operating loss of $173,000 in the first quarter of 2022 compared to an operating loss of $607,000 in the first quarter of 2021.
●	Net loss of $308,000 or $0.02 per share in the first quarter of 2022 compared to a net loss of $699,000 or $0.04 per share in the first quarter of 2021.
●	Adjusted EBITDA income of $43,000 in the first quarter of 2022 compared with an Adjusted EBITDA loss of $334,000 in the first quarter of 2021.

“We saw some improvement in supply chain shortages during the first quarter that allowed us to improve on our results compared to last year.” said Anthony Angelini, President and Chief Executive Officer of TSS. “Our facilities and reseller businesses saw improved profit in the first quarter. We anticipate the supply situation will continue to improve throughout the balance of 2022. Based on this improvement and our backlog of projects, we expect a significant improvement in our revenue and profitability throughout the year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2022 financial results for Monday, May 16, 2022, at 4:30 PM Eastern. To participate on the conference call, please dial -866-374-5140 toll free from the U.S., or 1-404-400-0571 for international callers. The PIN# is 61514819#. The event ID number is EV00134940. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 16, 2022. The audio replay can be accessed at the following url: https://onlinexperiences.com/Launch/QReg/ShowUUID=24C7A261-F472-4002-850B-674F73622CD7&LangLocaleID=1033

The passcode to access the digital playback is EV00134940. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2021	2021
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$12,841	$7,992
Contract and other receivables, net	722	1,846
Costs and estimated earnings in excess of billings on uncompleted contracts	1,889	573
Inventories, net	278	847
Prepaid expenses and other current assets	211	550
Total current assets	15,941	11,808
Property and equipment, net	202	281
Lease right-of-use assets	5,390	5,566
Goodwill	780	780
Intangible assets, net	103	126
Other assets	820	720
Total assets	$23,236	$19,281
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$10,999	$7,016
Deferred revenues	2,822	2,435
Current portion of long-term borrowings	2,013	2,023
Current portion of lease liabilities	606	644
Total current liabilities	16,440	12,118
Lease liabilities, less current portion	4,784	4,938
Non-current portion of deferred revenues	14	22
Total liabilities	21,238	17,078
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2022 and December 31, 2021; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2022 and December 31, 2021: 20,304 shares issued at March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	70,690	70,584
Treasury stock 1,430 and 1,424 shares at cost at March 31, 2022 and December 31, 2021, respectively	(2,074)	(2,071)
Accumulated deficit	(66,620)	(66,312)
Total stockholders' equity	1,998	2,203
Total liabilities and stockholders’ equity	$23,236	$19,281

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2022	2021
Results of Operations:
Revenue	$5,192	$5,170
Cost of revenue	3,526	3,865
Gross profit	1,666	1,305
Operating expenses:
Selling, general and administrative expenses	1,729	1,775
Depreciation and amortization	110	137
Total operating costs	1,839	1,912
Income (loss) from operations	(173)	(607)
Interest income (expense), net	(129)	(85)
Income (loss) from operations before income taxes	(297)	(692)
Income tax expense	11	7
Net income (loss)	(308)	$(699)

Basic & Diluted net income (loss) per share:	(0.02)	$(0.04)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	2022	2021

Net loss	$(308)	$(699)

Interest expense (income), net	124	85
Depreciation and amortization	110	137
Income tax expense	11	7
EBITDA profit (loss)	$(63)	(470)
Stock based compensation	106	136
Adjusted EBITDA profit (loss)	43	$(334)